Exhibit 10.3
AIRCRAFT TIME SHARING AGREEMENT
(Part 91 Operations)
Dated as of November 6, 2009 and effective as of January 1, 2009, between
Interface Operations, LLC,
as Provider,
and
Las Vegas Sands Corp.,
as Recipient,
concerning the Aircraft listed on Schedule A hereto
* * *
INSTRUCTIONS FOR COMPLIANCE WITH
“TRUTH IN LEASING” REQUIREMENTS UNDER FAR § 91.23
Within 24 hours after execution of this Agreement:
mail a copy of the executed document to the
following address via certified mail, return receipt requested:
Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125
At least 48 hours prior to the first flight to be conducted under this Agreement:
provide notice, using the FSDO Notification Letter in Exhibit A, of the departure airport and proposed time of departure of the first flight, by facsimile, to the Flight Standards
District Office located nearest the departure airport.
Carry a copy of this Agreement in the aircraft at all times.

AIRCRAFT TIME SHARING AGREEMENT
(Part 91 Operations)
     This Aircraft Time Sharing Agreement (the “Agreement”) is dated as of November 6, 2009 and effective as of January 1, 2009 (the “Effective Date”), by and between Interface Operations, LLC, a Nevada company (“Provider”), and Las Vegas Sands Corp., a Nevada corporation (“Recipient”) (together, “Parties”).
     In consideration of the mutual promises, agreements, covenants, warranties, representations and provisions contained herein, the parties agree as follows:
     1. Time Sharing of the Aircraft. Subject to the terms and conditions of this Agreement, Provider shall provide Recipient with transportation services on a non-exclusive basis using Provider’s aircraft listed on Schedule A hereto (each individual plane, an “Aircraft”). This Agreement is intended to be a time sharing agreement within the meaning of 14 C.F.R. Section 91.501(c)(1).
     2. Term. The term of this Agreement (the “Term”) shall commence on January 1, 2009 and end on December 31, 2009 (the “Expiration Date”). The Expiration Date (as it may be extended) shall be automatically extended by one year if neither party has given notice of non-renewal to the other at least thirty (30) days before the then Expiration Date. Notwithstanding anything to the contrary in this section 2, either party may terminate this Agreement on thirty (30) days’ notice, provided that such party is not then in default.
     3. Delivery to Recipient. Upon the request of Recipient, subject to the availability of the Aircraft as determined by Provider, Provider shall make the Aircraft available to Recipient at such location as Recipient may reasonably request. Recipient acknowledges that Provider currently bases the Aircraft at McCarran International Airport, Las Vegas, Nevada (the “Base”).
     4. Fee.
          (a) Recipient shall pay Provider, within 30 days of receipt of an invoice from Provider or its representative for Recipient’s use of the Aircraft during the Term, an amount not to exceed the costs identified in this paragraph (a) or such lesser amount as may be agreed in writing by the Parties (referred to collectively as the “Fee”):
               (i) twice the cost of the fuel, oil and other additives consumed;
               (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight;
               (iii) all expenses for catering and in-flight entertainment materials;
               (iv) all expenses for flight planning and weather contract services;
               (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation; and

               (vi) all communications charges, including in-flight telephone.
          (b) Recipient shall be responsible for arranging and paying for all passenger ground transportation and accommodation in connection with Recipient’s use of the Aircraft.
          (c) For the sake of clarification, flights to ferry the Aircraft to the delivery location specified by Recipient pursuant to section 3, and flights to return the Aircraft to the Base or such other location as the parties agree pursuant to section 5, shall be deemed to be use of the Aircraft by Recipient.
     5. Return to Base. On the earlier of the Expiration Date or the termination of this Agreement pursuant to section 17(a)(i) and, unless Provider agrees to the contrary, upon the conclusion of each flight of the Aircraft by Recipient under this Agreement, the Aircraft shall be returned to the Base or such other location as Provider and Recipient may agree.
     6. Use of Aircraft.
          (a) Recipient shall use the Aircraft only for the transportation of its directors, officers, employees and guests and shall not obtain compensation for such transportation from any person.
          (b) Recipient shall not violate, and shall not permit any of its employees, agents or guests to violate, any applicable law, regulation or rule of the United States, or any state, territory or local authority thereof, or any foreign government or subdivision thereof, and shall not bring or cause to be brought or carried on board the Aircraft, or permit any employee, agent or guest to bring or cause to be brought or carried on board the Aircraft, any contraband or unlawful articles or substances, or anything that is contraband or is an unlawful article of substance in any jurisdiction into or over which the Aircraft is to operate on behalf of Recipient.
          (c) Recipient shall, and shall cause its employees, agents and guests to, comply with all lawful instructions and procedures of Provider and its agents and employees regarding the Aircraft, its operation or flight safety.
          (d) Recipient acknowledges that its discretion in determining the origin and destination of flights under this Agreement shall be subject to the following limitations: (i) such origin and destination, and the routes to reach such origin and destination, are not within or over (A) an area of hostilities, (B) an area excluded from coverage under the insurance policies maintained by Provider with respect to the Aircraft or (C) a country or jurisdiction for which exports or transactions are subject to specific restrictions under any United States export or other law or United Nations Security Council Directive, including without limitation, the Trading With the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq. and the Export Administration Act, 50 U.S.C. App. Sections 2401 et seq.; (ii) the flights proposed by Recipient shall not cause (A) the Aircraft or any part thereof (1) to be used predominately outside of the United States within the meaning of the Section 168(g)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) to fail to be operated to and from the United States within the meaning of Section 168(g)(4)(A) of the Code; or (B) any item of income, gain, deduction, loss or credit with respect to the transactions contemplated by this Agreement to be treated as derived from, or allocable to, sources without the United States within the meaning of Section 862 of the Code; (iii) the proposed flights do not require the flight crew to exceed any flight or duty time limitations that Provider imposes upon its flight crews; and (iv) in the judgment of Provider, the safety of flight is not jeopardized.
          (e) Recipient acknowledges that, if, in the view of Provider (including, its pilot-in-command), flight safety may be jeopardized, Provider may terminate a flight or refuse to commence it without liability for loss, injury or damage occasioned by such termination or refusal. Recipient further acknowledges that, in accordance with applicable Federal Aviation Regulations (“FAR”), the qualified flight crew provided by Provider will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder and Recipient specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability for loss, injury, damage or delay to Recipient or any other person. Recipient acknowledges and agrees that Provider shall not be liable under any circumstances for delay or failure to furnish the Aircraft and crew pursuant to this Agreement or for any loss, damage, cost or expense arising from or related to, directly or indirectly, any delay, cancellation or failure to furnish any transportation pursuant to this Agreement, including, but not limited to, when caused by government regulation, law or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or other labor disputes, weather conditions, acts of God, public enemies or any other cause beyond Provider’s control.
          (f) Recipient acknowledges that (i) the Aircraft is owned by Provider and (ii) the rights of Recipient in and to the Aircraft are subject and subordinate to all rights of Provider in and to the Aircraft, including without limitation the right of Provider to inspect and take possession of the Aircraft from time to time in accordance applicable law.
     Accordingly, Recipient (i) waives any right that it might have to any notice of Provider’s intention to inspect, take possession or exercise any other right or remedy in respect of the Aircraft.
          (g) THE AIRCRAFT IS BEING PROVIDED BY THE PROVIDER TO THE RECIPIENT HEREUNDER ON A COMPLETELY “AS IS, WHERE IS,” BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE RECIPIENT. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND PROVIDER HAS NOT MADE AND SHALL NOT BE CONSIDERED OR DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING PROVIDED THE AIRCRAFT UNDER THIS AGREEMENT, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF, AND SPECIFICALLY, WITHOUT LIMITATION, IN THIS RESPECT PROVIDER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN,

MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE, HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AND AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF. RECIPIENT HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH AND OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF PROVIDER AND RIGHTS, CLAIMS AND REMEDIES OF RECIPIENT AGAINST PROVIDER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OF FITNESS FOR ANY PARTICULAR USE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF PROVIDER, ACTUAL OR IMPUTED, AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.
     7. Pilots. For all flights of the Aircraft by Recipient pursuant to this Agreement, Provider shall cause the Aircraft to be operated by pilots who are duly qualified under the Federal Aviation Regulations, including without limitation, with respect to currency and type-rating, and who meet all other requirements established and specified by the insurance policies required hereunder.
     8. Operation and Maintenance Responsibilities of Provider. Provider shall be in operational control of the Aircraft at all times during the Term and shall operate the Aircraft under FAR Part 91. Provider shall be solely responsible for the operation and maintenance of the Aircraft.
     9. Liens. Recipient shall not directly or indirectly create or incur any liens on or with respect to (i) the Aircraft or any part thereof, (ii) Provider’s title thereto, (iii) any interest of Provider therein, (and Recipient will promptly, at its own expense, take such action as may be necessary to discharge any such lien), except (a) the respective rights of Provider and Recipient as herein provided and (b) liens created by or caused to be created by Provider.
     10. Taxes.
          (a) Except for any taxes on, or measured by, the net income of Provider imposed by the United States government or any state or local government or taxing authority in the United States, which shall be the sole responsibility of Provider, Recipient shall pay to and indemnify Provider and its employees and agents (each, an “Indemnity”) for, and hold each Indemnity harmless from and against, on an after-tax basis, all other income, personal property, ad valorem, franchise, gross receipts, rental, sales, use, excise, value-added, leasing, leasing use, stamp, landing, airport use, or other taxes, levies, imposts, duties, charges, fees or withholdings of any nature, together with any penalties, fines, or interest thereon (“Taxes”) arising out of the transactions between Provider and Recipient contemplated by this Agreement or Recipient’s use of the Aircraft and imposed against any Indemnity, Recipient, or the Aircraft, or any part thereof, by any federal or foreign government, any state, municipal or local subdivision, any agency or instrumentality thereof, or other taxing authority upon or with respect to the Aircraft, or any part thereof, or upon the ownership, delivery, leasing, possession, use, operation, return, transfer or release thereof, or upon the rentals, receipts or earnings arising there from. Recipient shall have the right to contest any Taxes attributable to Recipient; provided that (a) Recipient shall have given to Provider written notice of any such Taxes, which notice shall state that such Taxes are being contested by Recipient in good faith with due diligence and by appropriate proceedings and that Recipient has agreed to indemnify each Indemnity against any cost, expense, liability or loss (including, without limitation, reasonable attorney fees) arising from or in connection with such contest; (b) in Provider’s sole judgment, Provider has received adequate assurances of payment of such contested Taxes; and (c) counsel for Provider shall have determined that the nonpayment of any such Taxes or the contest of any such payment in such proceedings does not, in the sole opinion of such counsel, adversely affect the title, property or rights of Provider. In case any report or return is required to be made with respect to any Taxes attributable to Recipient’s use of the Aircraft, Recipient will either (after notice to Provider) make such report or return in such manner as will show the ownership of the Aircraft in Provider and send a copy of such report or return to Provider, or will notify Provider of such requirement and make such report or return in such manner as shall be satisfactory to Provider. Provider agrees to cooperate fully with Recipient in the preparation of any such report or return.
          (b) Without limiting the generality of the foregoing, Recipient shall pay to Provider any federal excise taxes applicable to Recipient’s use, or Recipient’s payment for Recipient’s use, of the Aircraft.
     11. Insurance. Provider shall maintain in effect at its own expense throughout the Term, insurance policies containing such provisions and providing such coverages as Provider deems appropriate. All insurance policies shall (a) name Recipient as an additional insured, (b) not be subject to any offset by any other insurance carried by Provider or Recipient, (c) contain a waiver by the insurer of any subrogation rights against any of Recipient, (d) insure the interest of Recipient, regardless of any breach or violation by the Provider or of any other person (other than is solely attributable to the gross negligence or willful misconduct of Recipient) of any warranty, declaration or condition contained in such policies, and (e) include a severability of interests endorsement providing that such policy shall operate in the same manner (except for the limits of coverage) as if there were a separate policy covering each insured.
     12. Loss or Damage
          (a) Recipient shall indemnify, defend and hold harmless Provider and its officers, directors, agents, shareholders, members, managers and employees from and against any and all liabilities, claims (including, without limitation, claims involving or alleging Provider’s negligence and claims involving strict or absolute liability in tort), demands, suits, causes of action, losses, penalties, fines, expenses (including, without limitation, attorney fees) or damages (collectively, “Claims”), whether or not Provider may also be indemnified as to any such Claim by any other person, to the extent relating to or arising out of Recipient’s breach of this Agreement or any damage (other than ordinary wear and tear) to any of the Aircraft caused by Recipient, its employees or guests, including any Event of Default of this Agreement or the Cape Town Convention or Aircraft Protocol provisions to the extent applicable to this Agreement.
          (b) In the event of loss, theft, confiscation, damage to or destruction of any of the Aircraft subject to this Agreement, or any engine or part thereof, from any cause whatsoever (a “Casualty Occurrence”) occurring at any time when Recipient is using any such Aircraft, Recipient shall furnish such information and execute such documents as may be necessary or required by Provider or applicable law. Recipient shall cooperate fully in any investigation of any claim or loss processed by Provider under the Aircraft insurance policy/policies and in seeking to compel the relevant insurance company or companies to pay any such claims.
          (c) In the event of total loss or destruction of all or substantially all of any Aircraft subject to this Agreement, or damage to such Aircraft that causes it to be irreparable in the opinion of Provider or any insurance carrier providing hull coverage with respect to such Aircraft, or in the event of confiscation or seizure of any such Aircraft, this Agreement shall automatically terminate; provided, however, that such termination of this Agreement shall not terminate the obligation of Recipient to cooperate with Provider in seeking to compel the relevant insurance company or companies to pay claims arising from such loss, destruction, damage, confiscation or seizure; provided, further, that the termination of this Agreement shall not affect the obligation of Recipient to pay Provider all accrued and unpaid Fee and all other accrued and unpaid amounts due hereunder.
          (d) For the sake of clarification, if an Aircraft suffers a Casualty Occurrence, it shall be deemed not available to Recipient until such time thereafter as Provider has returned the Aircraft to service. Provider shall have no obligation to return an Aircraft to service after any Casualty Occurrence.
     13. Cape Town Treaty Compliance.
          (a) For purposes of the Agreement: (i) “Aircraft Objects” means each airframe, aircraft engine and helicopter as defined in Section 2 of Article I of the Aircraft Protocol, including the Aircraft referred to in this Agreement, including its “associated rights”; (ii) “Cape Town Treaty” means collectively the Convention on International Interests in Mobile Equipment (“Cape Town Convention”) and the Protocol to the Convention Specific to Aircraft Equipment (“Aircraft Protocol”); (iii) “International Interest” means an interest held by a Provider to which Article 2 of the Cape Town Convention applies, including an interest in the Aircraft Object; (iv) “International Registry” means the international registration facilities established for the purposes of the Cape Town Convention or the Aircraft Protocol in Dublin, Ireland.

          (b) Recipient represents, warrants, and covenants: (i) Recipient has complied or will comply on Provider’s request with the formalities to provide for an International Interest in the Aircraft under Article 2 of the Cape Town Convention and Article V of the Aircraft Protocol; (ii) this Agreement provides for an International Interest in the airframe and engines comprising parts of the Aircraft; (iii) Recipient has not, and will not, register or consent to the registration of any prospective International Interest (as defined in the Cape Town Convention) or International Interest on the International Registry in respect of the Aircraft Object covered by this Agreement except this Agreement as provided above, and it will not cause or permit such other registration, or consent to registration, to occur without the prior written consent of Provider; (iv) Recipient will not cause or permit any registration with respect to this Agreement to be discharged, terminated or modified in any respect except by written agreement with Provider; (v) this Agreement shall be enforceable in accordance with its terms; (vi) Recipient has the power and authority to make or cause to be made all registrations at the International Registry, including, without limitation, all related filings; and (vii) the description of the Aircraft Object, including each engine, covered by this Agreement is true, accurate, and complete for all purposes, including complying with the description required for effective registration of an International Interest of such Aircraft Object at the International Registry and at the Federal Aviation Administration Aircraft Registry, and such description accurately and completely includes (a) the name of the manufacturer, (b) the manufacturers’ serial number(s), and (c) its generic model designation, supplemented as may be necessary to ensure uniqueness in accordance with the International Registry regulations and operational manual of the Aircraft Protocol.
          (c) The terms of the Agreement (and not the Cape Town Treaty to the extent permitted thereby) shall govern the rights and remedies of Provider upon a material breach or default hereunder by Recipient.
          (d) Provider and Recipient agree to take such further and other actions, execute and deliver such other documents and pay such reasonable expenses, including registration fees, as Provider shall request to meet the requirements of, and to protect and perfect the interests of Provider under, the Cape Town Treaty and make any registration arising hereunder at the International Registry;
          (e) Recipient shall pay all costs arising under the Cape Town Treaty, including all registration fees for the International Registry, on demand of Provider.
     14. Representations, Warranties and Agreements of Recipient. Recipient represents, warrants and agrees as follows:
          (a) Authorization. Recipient has all necessary powers to enter into the transactions contemplated in this Agreement and has taken all actions required to authorize and approve this Agreement.
          (b) Identification. Recipient shall keep a legible copy of this Agreement in the Aircraft at all times when Recipient is using the Aircraft.

     15. Representations, Warranties and Agreements of Provider. Provider represents, warrants and agrees as follows:
          (a) Authorization. Provider has all necessary powers to enter into the transaction contemplated in this Agreement and has taken all action necessary to authorize and approve this Agreement.
          (b) FAA Registration. The Aircraft registration with the FAA names Provider as the owner of the Aircraft.
     16. Event of Default. The following shall constitute an Event of Default:
          (a) Recipient shall not have made payment of any amount due under section 4 within ten (10) days after the same shall become due; or
          (b) Recipient shall have failed to perform or observe (or cause to be performed or observed) any other covenant or agreement required to be performed under this Agreement and such failure shall continue for twenty (20) days after written notice thereof from Provider to Recipient; or
          (c) Recipient (i) becomes insolvent, (ii) fails to pay its debts when due, (iii) makes any assignment for the benefit of creditors, (iv) seeks relief under any bankruptcy law or similar law for the protection of debtors, (v) suffers a petition of bankruptcy filed against it that is not dismissed within thirty (30) days, or (vi) suffers a receiver or trustee to be appointed for itself or any of its assets, and such is not removed within thirty (30) days.
     17. Provider’s Remedies
          (a) Upon the occurrence of any Event of Default, Provider may, at its option, exercise any or all remedies available at law or in equity, including, without limitation, any or all of the following remedies, as Provider in its sole discretion shall elect:
               (i) By notice in writing, terminate this Agreement, whereupon all rights of Recipient to the use of the Aircraft or any part thereof shall absolutely cease and terminate, but Recipient shall remain liable as provided in this Agreement and Provider, at its option, may enter upon the premises where the Aircraft is located and take immediate possession of and remove the same by summary proceedings or otherwise. Recipient specifically authorizes Provider’s entry upon any premises where the Aircraft may be located for the purpose of, and waives any cause of action it may have arising from, a peaceful retaking of the Aircraft. Recipient shall forthwith pay to Provider an amount equal to the total accrued and unpaid Fees and all other accrued and unpaid amounts due hereunder, plus any and all losses and damages incurred or sustained by Provider by reason of any default by Recipient under this Agreement.
          (b) Recipient shall be liable for all costs, charges and expenses, including reasonable attorney fees and disbursements, incurred by Provider by reason of the occurrence of any Event of Default or the exercise of Provider’s remedies with respect thereto.
     18. General Provisions

          (a) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the construction or interpretation of this Agreement.
          (b) Partial Invalidity. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, then such provision shall be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the remainder of this Agreement, as well as such provision as applied to other persons, shall remain in full force and effect.
          (c) Waiver. With regard to any power, remedy or right provided in this Agreement or otherwise available to any party, (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and (iii) waiver by any party of the time for performance of any act or condition hereunder does not constitute waiver of the act or condition itself.
          (d) Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given upon actual receipt, if delivered personally or by telecopy; or three (3) days following deposit in the United States mail, if deposited with postage pre-paid, return receipt requested, and addressed to such address as may be specified in writing by the relevant party from time to time, and which shall initially be as follows:

To Provider at:	Interface Operations, LLC
300 First Avenue
Needham, Massachusetts 02494
Attn: Stephen J. O’Connor
Fax: (781) 449-6616
Tel. (781) 449-6500

To Recipient at:	Las Vegas Sands Corp.
3355 Las Vegas Blvd. South
Las Vegas, Nevada 89109
Attn: General Counsel
Fax: (702) 733-5088
Tel.: (702) 733-5631
No objection may be made to the manner of delivery of any notice or other communication in writing actually received by a party.
          (e) Massachusetts Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the choice of law provisions of Massachusetts or any other jurisdiction.

          (f) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement and supersedes any prior or contemporaneous agreements, representations and understandings, whether written or oral, of or between the parties with respect to the subject matter of this Agreement. There are no representations, warranties, covenants, promises or undertakings, other than those expressly set forth or referred to herein.
          (g) Amendment. This Agreement may be amended only by a written agreement signed by all of the parties.
          (h) Binding Effect; Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective successors and assigns; provided, however, that Recipient may not assign any of its rights under this Agreement, and any such purported assignment shall be null, void and of no effect.
          (i) Attorney Fees. Should any action (including any proceedings in a bankruptcy court) be commenced between any of the parties to this Agreement or their representatives concerning any provision of this Agreement or the rights of any person or entity there under, solely as between the parties or their successors, the party or parties prevailing in such action as determined by the court shall be entitled to recover from the other party all of its costs and expenses incurred in connection with such action (including, without limitation, fees, disbursements and expenses of attorneys and costs of investigation).
          (j) Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other remedies.
          (k) No Third Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to this Agreement and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.
          (l) Counterparts. This Agreement may be executed in one or more counterparts, each of which independently shall be deemed to be an original, and all of which together shall constitute one instrument.
          (m) Expenses. Each party shall bear all of its own expenses in connection with the negotiation, execution and delivery of this Agreement.
          (n) Broker/Finder Fees. Each party represents that it has dealt with no broker or finder in connection with the transaction contemplated by this Agreement and that no broker or other person is entitled to any commission or finder’s fee in connection therewith. Provider and Recipient each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder’s fee alleged to be payable because of any act, omission or statement of the indemnifying party.
          (o) Relationship of the Parties. Nothing contained in this Agreement shall in any way create any association, partnership, joint venture, or principal-and-agent relationship between the parties hereto or be construed to evidence the intention of the parties to constitute such.
          (p) Limitation of Damages. Recipient waives any and all claims, rights and remedies against Provider, whether express or implied, or arising by operation of law or in equity, for any punitive, exemplary, indirect, incidental or consequential damages whatsoever arising out of this Agreement.
          (q) Survival. All representations, warranties, covenants and agreements, set forth in sections 4, 5, 6(a), 6(e), 6(f), 6(g), 9, 10, 12, 14, 15, 17, and 18 of this Agreement shall survive the expiration or termination of this Agreement.
     19. Truth-In-Leasing
          (a) WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE PROVISIONS OF FAR 91.409.
          (b) THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR 91.409.
          (c) PROVIDER ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT ON BEHALF OF RECIPIENT UNDER THIS AGREEMENT, PROVIDER SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF SUCH AIRCRAFT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
          (d) AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM

THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE.
          (e) THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.
     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first set above and effective as of the Effective Date.

PROVIDER:			RECIPIENT:

INTERFACE OPERATIONS, LLC			LAS VEGAS SANDS CORP.

By:	/s/ Sheldon G. Adelson		By:	/s/ Michael A. Leven

	Print:	Sheldon G. Adelson		Print:	Michael A. Leven
	Title:	Manager & President		Title:	President & Chief Operating Officer
Aircraft Time Sharing Agreement between Interface Operations, LLC and Las Vegas Sands Corp. concerning the Aircraft listed on Schedule A hereto

Schedule A
(1)	Gulfstream III 1159A aircraft bearing U.S. registration number N623MS and manufacturer’s serial number 351

(2)	Boeing B737-BBJ aircraft bearing U.S. registration number N108MS and manufacturer’s serial number 33102

(3)	Gulfstream IV SP aircraft bearing U.S. registration number N972MS and manufacturer’s serial number 1285